Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 14, 2006 (except for Note 1 as it relates to the sale of RGII Technologies, Inc., as to which the date is March 14, 2007), accompanying the consolidated financial statements and Schedule II included in the Annual Report of Computer Horizons Corp. and Subsidiaries on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Computer Horizons Corp. and Subsidiaries on Forms S-3 (File No. 333-33665, effective September 24, 1997, File No. 333-44417, effective February 27, 1998 and File No. 333-48877, effective March 30, 1998), and on Forms S-8 (File No. 033-41726, effective July 16, 1991, File No. 033-59437, effective May 18, 1995, File No. 033-64763, effective December 5, 1995 and File No. 333-60751, effective August 5, 1998,  File No. 333-74579, effective March 17, 1999, and File No. 333-104126, effective March 28, 2003).

/s/ GRANT THORNTON LLP

Edison, New Jersey
March 16, 2007